UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2024

IMPACT BIOMEDICAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-253037	85-3926944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Broadfield Blvd., Suite 130 Houston, TX	77084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Effective January 18, 2024, DSS, Inc., a New York corporation (“DSS”) and Impact BioMedical, Inc., a Nevada corporation (“Impact”) entered into an amendment to the revolving promissory note dated March 1, 2023 (the “Original Note”), whereby DSS loaned Impact an original amount of up to $12,000,000 (the “Loan”).

Pursuant to the amendment, DSS agreed to amend the existing Original Note to (1) extend the maturity date of the Loan to September 30, 2030, (ii) advance funds under the Original Note to fund and pay interest to date, bringing the funded principal balance to $12,859,328.60, (iii) eliminate any advance feature under the terms of the Original Note, (iv) establish specific repayment terms for the Note balance, and (v) amend the interest rate to a market rate of interest (the “Amendment”). The Amendment is secured by a blanket first lien on all assets of Impact including but not limited to, any licenses or patents owned.

Pursuant to the Amendment, payment of interest and principal will be on demand. If DSS does not make a demand, then Impact will repay the principal and interest in 60 payments (1) on the last day of each month during the period from February 1, 2024, through and including January 31, 2026, Impact will pay DSS the outstanding unpaid accrued interest owing; (2) on the last day of each month during the period from February 1, 2026, through and including August 31, 2030, Impact will pay DSS $126,380.80, being comprised of both principal and interest payment; and (3) on September 30, 2030, Impact will pay the entire amount of unpaid principal and interest then outstanding. The Amendment to the Original Note has modified the interest rate to WSJ Prime + 0.50% floating daily, with an initial interest rate of 9% and the post maturity rate is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum based on a year of 360 days. Impact may pay without penalty all or a portion of the amount owed earlier than it is due.

If an event of default occurs, other than a default in payment under the Amendment or any other note and/or the filing of bankruptcy, whether voluntarily or involuntarily, is curable, it may be cured if Impact, after DSS sends written notice demanding cure of such default, (1) cures the default within ten (10) business days; or (2) if the cure requires more than ten (10) business days, immediately initiates steps which DSS deems its sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

Impact has agreed to indemnify DSS and, among others, its members, officers and directors from and against any and all losses, damages, expenses or liabilities of any kind or nature and from any suits, claims or demands incurred in investigating or defending such claim, suffered by any of them and caused by, relating to, arising out of, resulting from, or in any way connected with the note, any loan documents or the transactions contemplated therein.

DSS is the majority shareholder of Impact.

The foregoing description is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amendment to Promissory Note effective January 18, 2024 between Impact BioMedical Inc. and DSS, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

IMPACT BIOMEDICAL INC.

Date: January 22, 2024	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer